UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 22, 2024 (November 20, 2024)

Marathon Oil Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-5153	25-0996816
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

990 Town and Country Boulevard, Houston, Texas	77024-2217
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 629-6600

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $1.00	MRO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously announced, on May 28, 2024, Marathon Oil Corporation, a Delaware corporation (“Marathon”), entered into that certain Agreement and Plan of Merger, dated as of May 28, 2024 (the “Merger Agreement”), among ConocoPhillips, a Delaware corporation (“ConocoPhillips”), Puma Merger Sub Corp., a Delaware corporation and a wholly owned subsidiary of ConocoPhillips (“Merger Sub”) and Marathon. On November 22, 2024, ConocoPhillips completed its previously announced acquisition of Marathon. The acquisition was completed by way of the merger of Merger Sub with and into Marathon (the “Merger”), with Marathon continuing as the surviving corporation in the Merger.

The foregoing description of the Merger and the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the consummation of the Merger, on November 22, 2024, Marathon terminated all outstanding commitments, including commitments to issue letters of credit, under the Amended and Restated Credit Agreement, dated as of May 28, 2014 (as amended from time to time, the “Credit Agreement”), by and among Marathon, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent. In connection with the termination of the Credit Agreement, all outstanding obligations for principal, interest and fees under the Credit Agreement were paid off in full.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As a result of the Merger, each share of common stock of Marathon outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than certain Excluded Shares and Converted Shares (each as defined in the Merger Agreement)) was converted into the right to receive 0.2550 (the “Exchange Ratio”) shares of common stock of ConocoPhillips and cash in lieu of fractional shares, as applicable (the “Merger Consideration”).

Additionally, as a result of the Merger, each outstanding equity award of Marathon was treated in accordance with the terms of the Merger Agreement as follows:

•	Each outstanding restricted stock unit award of Marathon that vested solely based on service (other than any granted to a non-employee director) was canceled and converted into a restricted stock unit award of ConocoPhillips in respect of a number of shares of ConocoPhillips common stock (rounded to the nearest whole share) equal to the product of (i) the total number of shares of Marathon common stock subject to such award immediately prior to the Effective Time multiplied by (ii) the Exchange Ratio.

•	Each outstanding restricted stock unit award or deferred stock unit award granted to a non-employee director of Marathon that was outstanding immediately prior to the Effective Time immediately vested with respect to 100% of the shares of Marathon common stock subject to such award and such shares of Marathon common stock were converted into the right to receive the Merger Consideration and an amount in cash equal to any accrued but unpaid dividend equivalents.

•	Each outstanding and vested stock option to purchase shares of Marathon common stock was canceled and converted into the right to receive a number of shares of ConocoPhillips common stock (rounded down to the nearest whole share) equal to the quotient of (i) the product of (A) the excess, if any, of the Merger Consideration Value over the per share exercise price of the applicable option award multiplied by (B) the number of shares of Marathon common stock subject to such option award immediately prior to the Effective Time, divided by (ii) the Parent Closing Price (defined as the volume-weighted average price of the ConocoPhillips common stock for the five consecutive trading days ending two trading days prior to the closing date of the Merger); provided, that any option award that had an exercise price per share of Marathon common stock that was equal to or greater than the Merger Consideration Value was canceled for no consideration. The term “Merger Consideration Value” means the product of (x) the Exchange Ratio multiplied by (y) the Parent Closing Price.

•	Each outstanding performance unit award of Marathon immediately vested and was converted into the right to receive (i) in the case of performance unit awards that vested based on total shareholder return, (A) that number of shares of ConocoPhillips common stock (rounded to the nearest whole share) equal to the product of (x) the number of shares of Marathon common stock subject to such performance unit award immediately prior to the Effective Time reflecting the attainment of the applicable performance metrics at the maximum level of performance multiplied by (y) the Exchange Ratio and (B) an amount in cash equal to any accrued but unpaid dividend equivalents, or (ii) in the case of performance unit awards that vest based on free cash flow, an amount in cash reflecting the attainment of the applicable performance metrics at the maximum level of performance multiplied by the average of the daily closing price of a share of Marathon common stock during the final thirty (30) calendar days ending on the last trading day immediately preceding the closing date of the Merger (the “Average Price”); provided, however that if any values were banked under such award based on a price per share of Marathon common stock that was greater than the Average Price, then such higher price would be used for such portion of the award, plus any dividend equivalents accrued with respect to such performance unit awards, in the cases of each of clauses (i) and (ii), as promptly as administrative possible after the closing of the Merger, but in no event later than ten business days after the closing of the Merger.

The issuance of shares of common stock of ConocoPhillips in connection with the Merger was registered under the Securities Act of 1933, as amended, pursuant to ConocoPhillips’s registration statement on Form S-4 (File No. 333-280448), declared effective by the Securities and Exchange Commission (“SEC”) on July 26, 2024. The proxy statement/prospectus included in the registration statement contains additional information about the Merger.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, Marathon requested that the New York Stock Exchange (“NYSE”) suspend trading of Marathon’s common stock and file with the SEC an application on Form 25 to delist and deregister Marathon’s common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The delisting of Marathon’s common stock from the NYSE will be effective 10 days after the filing of the Form 25. Following the effectiveness of such Form 25, Marathon intends to file with the SEC a certification on Form 15 requesting the termination of registration of Marathon’s common stock under Section 12(g) of the Exchange Act and the suspension of Marathon’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to Marathon’s common stock.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note, Item 2.01, Item 3.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01 Changes in Control of Registrant.

As a result of the consummation of the Merger, at the Effective Time, Marathon became a wholly-owned subsidiary of ConocoPhillips.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

By virtue of the Merger, all of the directors of Marathon ceased to be directors of Marathon and members of any and all committees of Marathon’s board of directors, effective as of the Effective Time. These actions were not a result of any disagreements with Marathon on any matter relating to Marathon’s operations, policies or practices.

By virtue of the Merger, all of the officers of Marathon ceased to hold their respective positions with Marathon, effective as of the Effective Time. These actions were not a result of any disagreements with Marathon on any matter relating to Marathon’s operations, policies or practices.

At the Effective Time, the directors and officers of Merger Sub became the directors and officers of Marathon in accordance with the terms of the Merger Agreement.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 5.03 Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, each of the certificate of incorporation and the bylaws of Marathon was amended and restated in their entirety, as set forth in Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 8.01 Other Events.

HSR Act Waiting Period

The consummation of the Merger was subject to the satisfaction or waiver of certain closing conditions including, among other things, the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). As previously disclosed, on July 11, 2024, Marathon and ConocoPhillips each received a request for additional information and documentary material (the “Second Request”) from the U.S. Federal Trade Commission (“FTC”) in connection with the FTC’s review of the transactions contemplated by the Merger Agreement. The effect of the Second Request was to extend the waiting period under the HSR Act until 30 days after both Marathon and ConocoPhillips certified substantial compliance with the Second Request. Following Marathon’s and ConocoPhillips’ certifications of substantial compliance, the waiting period under the HSR Act expired on November 20, 2024.

Termination of Commercial Paper Program

In connection with the consummation of the Merger, on November 22, 2024, Marathon gave notice of termination of its commercial paper program and paid off all outstanding obligations thereunder in full.

Guarantee of Marathon Oil Municipal Bonds

In connection with the completion of the Merger, ConocoPhillips has agreed to unconditionally guarantee $1 billion in aggregate principal amount of the Parish of St. John the Baptist, State of Louisiana Revenue Refunding Bonds (Marathon Oil Corporation Project) Series 2017 (the “Municipal Bonds”), which were issued pursuant to that certain indenture dated as of December 1, 2017, between the Parish of St. John the Baptist, State of Louisiana, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee, for the benefit of Marathon. Further, effective on or about July 1, 2026, ConocoPhillips Company, a Delaware corporation, will assume all of Marathon’s obligations in connection with the Municipal Bonds.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
2.1*	Agreement and Plan of Merger, dated as of May 28, 2024, among Marathon Oil Corporation, ConocoPhillips and Puma Merger Sub Corp. (incorporated by reference to Exhibit 2.1 to Marathon’s Current Report on Form 8-K filed on May 29, 2024).
3.1	Amended and Restated Certificate of Incorporation of Marathon Oil Corporation.
3.2	Amended and Restated Bylaws of Marathon Oil Corporation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain schedules and other similar attachments to this exhibit have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. The registrant will provide a copy of such omitted documents to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marathon Oil Corporation

/s/ Kelly B. Rose
Kelly B. Rose
Senior Vice President, Legal, General Counsel and Corporate Secretary

Date: November 22, 2024